UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND III FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

Roxana Cruz-Rivera

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

On or around August 25, 2022, Ocean Capital LLC (“Ocean Capital”) began sending a letter to the shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (the “Fund”). A copy of the letter is filed herewith as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.:

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card on October 12, 2021 to be used in connection with the solicitation of proxies from the shareholders of the Fund for its upcoming annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card have been furnished to some or all of the Fund’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov. Investors and security holders are urged to read the proxy statement and the amendments or supplements thereto carefully and in their entirety.

Exhibit 1

STOP

YOUR SHARES ARE CURRENTLY UNVOTED
SUS ACCIONES ESTÁN TODAVÍA SIN VOTAR

Dear Shareholder of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.,
Estimados accionistas del *Tax-Free Fixed Income Fund* III para Residentes de Puerto Rico, Inc:

The Annual Meeting was adjourned until September 22, 2022 to allow for more time to solicit additional votes. You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed. If you have already voted, we would like to thank you for your vote.
La reunión anual recesó hasta el 22 de septiembre de 2022 para dar más tiempo pa,ra solicitar votos. Usted está recibiendo este recordatorio porque al momento del envío de esta carta, sus votos aún no habían sido procesados. Pero si usted ya votó, le agradecemos que haya votado.

*******PLEASE VOTE TODAY*******
*******POR FAVOR VOTE HOY*******

Ocean Capital LLC ("Ocean Capital") recommends that you vote on the **BLUE** proxy card to elect its highly qualified and independent nominees, Roxana Cruz-Rivera, José R. Izquierdo II and Brent D. Rosenthal, to the Board of Directors. We urge you to vote your shares now, so they can be tabulated prior to the meeting.
Ocean Capital LLC (en adelante Ocean Capital) recomienda votar en la papeleta de votación AZUL para que elija a la junta de directores a sus nominados, Roxana Cruz-Rivera, José R. Izquierdo II y Brent D. Rosenthal, quienes están altamente capacitados y son independientes. Le exhortamos a votar ahora mismo de manera que su voto pueda ser contado antes de la reunión

<u>Your vote is extremely important</u>. PLEASE CAST YOUR VOTE TODAY. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

<u>Su voto es extremadamente importante</u>.
POR FAVOR EMITA SU VOTO HOY MISMO.
Junto con esta carta encontrará las instrucciones para votar por teléfono o a través de la Internet.

If you have questions or need help voting your shares, please call our proxy solicitation firm:

Si tiene alguna pregunta o necesita ayuda para votar, por favor llame a la firma que nos asesora en solicitud de votos,

MORROW SODALI

509 Madison Avenue
Suite 1206
New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200
E-mail: ocean@investor.morrowsodali.com